Press Release Exhibit 99.1

Investor Contact:
Charlotte McLaughlin
Vice President, Investor Relations
(404) 853-1456
investorrelations@acuityinc.com

Media Contact:
April Appling
Senior Vice President, Corporate Marketing and Communications
corporatecommunications@acuityinc.com

Acuity Reports Fiscal 2026 Second-Quarter Results
Strong Execution Delivers Sales Growth, Margin Expansion and EPS Improvement

■Delivered Net Sales of $1.1B, an Increase of 5% Compared to the Prior Year
■Delivered Operating Profit of $133M, Up 21% Compared to the Prior Year; Grew Adjusted Operating Profit to $176M, Up 8% Compared to the Prior Year
■Delivered Diluted EPS of $3.09, Up 26% Compared to the Prior Year; Grew Adjusted Diluted EPS to $4.14, Up 11% Compared to the Prior Year

ATLANTA, April 2, 2026 - Acuity Inc. (NYSE: AYI), ("Acuity"), a market-leading industrial technology company, delivered net sales of $1.1 billion in the second quarter, ended February 28, 2026, an increase of $49.4 million, or 4.9 percent, compared to the prior year.
"We demonstrated strong execution in our second quarter of fiscal 2026," stated Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Inc. "We grew net sales, we expanded our adjusted operating profit and adjusted operating profit margin, and we increased our adjusted diluted earnings per share. We generated strong cash flow and allocated capital effectively."
During the second quarter of fiscal 2026 we took certain actions related to productivity improvements in our ABL segment that resulted in $6 million of special charges. These charges primarily related to labor cost reductions.
Operating profit was $133.0 million in the second quarter of fiscal 2026, an increase of $22.8 million, or 20.7 percent, compared to the prior year. Operating profit as a percent of net sales was 12.6 percent in the second quarter of fiscal 2026, an increase of 160 basis points compared to the prior year. Adjusted operating profit was $176.0 million in the second quarter of fiscal 2026, an increase of $13.1 million, or 8.0 percent, compared to the prior year. Adjusted operating profit as a percent of net sales was 16.7 percent in the second quarter of fiscal 2026, an increase of 50 basis points compared to the prior year.
Diluted earnings per share was $3.09 in the second quarter of fiscal 2026, an increase of $0.64, or 26.1 percent, compared to the prior year. Adjusted diluted earnings per share was $4.14 in the second quarter of fiscal 2026, an increase of $0.41, or 11.0 percent.

Press Release Exhibit 99.1
Segment Performance
Acuity Brands Lighting ("ABL")
ABL generated net sales of $817.4 million in the second quarter of fiscal 2026, a decrease of $23.2 million, or 2.8 percent, compared to the prior year.
Operating profit was $125.1 million in the second quarter of fiscal 2026, a decrease of $5.2 million, or 4.0 percent, compared to the prior year. Operating profit as a percent of ABL net sales was 15.3 percent in the second quarter of fiscal 2026, a decrease of 20 basis points compared to the prior year. Adjusted operating profit was $141.8 million in the second quarter of fiscal 2026, an increase of $0.5 million, or 0.4 percent, compared to the prior year. Adjusted operating profit as a percent of ABL net sales was 17.3 percent in the second quarter of fiscal 2026, an increase of 50 basis points compared to the prior year.
Acuity Intelligent Spaces ("AIS")
AIS generated net sales of $248.1 million in the second quarter of fiscal 2026, an increase of $76.6 million, compared to the prior year. Included in fiscal 2026 net sales is an additional one month of QSC performance.
Operating profit was $28.3 million in the second quarter of fiscal 2026, an increase of $18.4 million compared to the prior year. Operating profit as a percent of AIS net sales was 11.4 percent in the second quarter of fiscal 2026, an increase of 560 basis points compared to the prior year. Adjusted operating profit was $48.0 million in the second quarter of fiscal 2026, an increase of $16.0 million compared to the prior year. Adjusted operating profit as a percent of AIS net sales was 19.3 percent in the second quarter of fiscal 2026, an increase of 60 basis points compared to the prior year.
Cash Flow and Capital Allocation
Net cash from operating activities was $229.9 million for the first six months of fiscal 2026. We increased our quarterly dividend by 18 percent to 20 cents per share, and year to date we repurchased approximately 318,000 shares of common stock for a total of $106 million.
Call Details
We will host a conference call at 8:00 a.m. ET today, Thursday, April 2, 2026. Neil Ashe, Chief Executive Officer of Acuity Inc. will lead the call. The conference call and earnings release can be accessed via our Investor Relations section of our website at www.investors.acuityinc.com. A replay of the call will also be posted to the Investor Relations website within two hours of the completion of the conference call and will be available on the website for a limited time.
About Acuity
Acuity Inc. (NYSE: AYI) is a market-leading industrial technology company. We use technology to solve problems in spaces, light and more things to come. Through our two business segments, Acuity Brands Lighting (ABL) and Acuity Intelligent Spaces (AIS), we design, manufacture, and bring to market products and services that make a valuable difference in people’s lives.

Press Release Exhibit 99.1
We achieve growth through the development of innovative new products and services, including lighting, lighting controls, building management solutions, and an audio, video and control platform. We focus on customer outcomes and drive growth and productivity to increase market share and deliver superior returns. We look to aggressively deploy capital to grow the business and to enter attractive new verticals.

Acuity Inc. is based in Atlanta, Georgia, with operations across North America, Europe and Asia. The Company is powered by approximately 13,000 dedicated and talented associates. Visit us at www.acuityinc.com.
Non-GAAP Financial Measures
This news release includes the following non-generally accepted accounting principles (“GAAP”) financial measures: "adjusted gross profit", "adjusted gross profit margin", “adjusted operating profit” and “adjusted operating profit margin” for total company and by segment; for total company only we additionally include: “adjusted net income;” “adjusted diluted EPS;” “earnings before interest, taxes, depreciation and amortization (“EBITDA”);" "EBITDA margin;" “adjusted EBITDA;” and "adjusted EBITDA margin". These non-GAAP financial measures are provided to enhance the reader's overall understanding of our current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for amortization of acquired intangible assets, share-based payment expense, acquired profit in inventory, acquisition-related items, and special charges.
We also provide “free cash flow” (“FCF”) to enhance the reader’s understanding of our ability to generate additional cash from its business.
Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into our results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.
The most directly comparable GAAP measures for adjusted gross profit and adjusted gross profit margin for total company are “gross profit” and “gross profit margin,” respectively, which include the impact of acquired profit in inventory. Adjusted gross profit margin is adjusted gross profit divided by net sales for total company and by segment. The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin for total company and by segment are “operating profit” and “operating profit margin,” respectively, which include the impact of amortization of acquired intangible assets, share-based payment expense, acquired profit in inventory, acquisition-related costs, and special charges. Adjusted operating profit margin is adjusted operating profit divided by net sales for total company and by segment. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of amortization of acquired intangible assets, share-based payment expense, acquired profit in inventory, acquisition-related costs, and special charges. Adjusted diluted EPS is adjusted net income divided by diluted weighted average shares outstanding. The most directly comparable GAAP measure for EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation and amortization of acquired intangible assets. EBITDA margin is EBITDA divided by net sales for total company. The most directly comparable GAAP measure for adjusted EBITDA is “net income”, which

Press Release Exhibit 99.1
includes the impact of net interest expense, income taxes, depreciation, amortization of acquired intangible assets, share-based payment expense, acquired profit in inventory, acquisition-related items, special charges, and miscellaneous (income) expense, net. Adjusted EBITDA margin is adjusted EBITDA divided by net sales for total company. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release.
We define FCF as net cash provided by operating activities less purchases of property, plant and equipment. A calculation of this measure is available in this news release.
Our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items.
Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include, but are not limited to, statements that describe or relate to our plans, initiatives, projections, vision, goals, targets, commitments, expectations, objectives, prospects, strategies, or financial outlook, and the assumptions underlying or relating thereto. In some cases, we may use words such as “expect,” “believe,” “intend,” “anticipate,” “estimate,” “forecast,” “indicate,” “project,” “predict,” “plan,” “may,” “will,” “could,” “should,” “would,” “potential,” and words of similar meaning, as well as other words or expressions referencing future events, conditions, or circumstances, to identify forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on our current beliefs, expectations, and assumptions, which may not prove to be accurate, and are subject to known and unknown risks and uncertainties, assumptions, and other important factors, many of which are outside of our control and any of which could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties are discussed in our filings with the U.S. Securities and Exchange Commission, including our most recent annual report on Form 10-K (including, but not limited to, the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. This press release is not comprehensive, and for that reason, should be read in conjunction with such filings. You are cautioned not to place undue reliance on any forward-looking statements. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, whether as a result of new information, future events, or otherwise.

Press Release Exhibit 99.1
ACUITY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per-share data)

	February 28, 2026	August 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$272.5	$422.5
Accounts receivable, less reserve for doubtful accounts of $6.3 and $4.3, respectively	579.0	593.9
Inventories	515.2	526.7
Prepayments and other current assets	138.5	108.4
Total current assets	1,505.2	1,651.5
Property, plant, and equipment, net	350.3	343.2
Operating lease right-of-use assets	101.9	97.4
Goodwill	1,497.4	1,495.5
Intangible assets, net	1,056.4	1,099.0
Deferred income taxes	3.2	23.4
Other long-term assets	44.1	45.2
Total assets	$4,558.5	$4,755.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$354.6	$454.5
Current operating lease liabilities	26.3	23.3
Accrued compensation	106.2	110.0
Other current liabilities	241.0	258.0
Total current liabilities	728.1	845.8
Long-term debt	697.1	896.8
Long-term operating lease liabilities	84.8	84.3
Accrued pension liabilities	39.9	39.2
Deferred income taxes	27.2	24.9
Other long-term liabilities	140.6	139.3
Total liabilities	1,717.7	2,030.3
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 50.0 shares authorized; none issued	—	—
Common stock, $0.01 par value per share; 500.0 shares authorized; 55.0 and 54.9 issued, respectively	0.6	0.5
Paid-in capital	1,164.5	1,164.7
Retained earnings	4,491.5	4,285.8
Accumulated other comprehensive loss	(60.7)	(76.5)
Treasury stock, at cost, of 24.5 and 24.2 shares, respectively	(2,755.1)	(2,649.6)
Total stockholders’ equity	2,840.8	2,724.9
Total liabilities and stockholders’ equity	$4,558.5	$4,755.2

Press Release Exhibit 99.1
ACUITY INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended		Six Months Ended
	February 28, 2026	February 28, 2025	February 28, 2026	February 28, 2025
Net sales	$1,055.7	$1,006.3	$2,199.4	$1,957.9
Cost of products sold	535.3	538.3	1,125.2	1,040.6
Gross profit	520.4	468.0	1,074.2	917.3
Selling, distribution, and administrative expenses	381.5	357.8	774.9	673.8
Special charges	5.9	—	5.9	—
Operating profit	133.0	110.2	293.4	243.5
Other expense (income):
Interest expense, net	7.0	6.9	15.4	2.9
Miscellaneous expense, net	3.1	1.0	2.5	3.5
Total other expense	10.1	7.9	17.9	6.4
Income before income taxes	122.9	102.3	275.5	237.1
Income tax expense	26.1	24.8	58.2	52.9
Net income	$96.8	$77.5	$217.3	$184.2

Earnings per share(1):
Basic earnings per share	$3.16	$2.50	$7.09	$5.95
Basic weighted average number of shares outstanding	30.630	30.999	30.660	30.957
Diluted earnings per share	$3.09	$2.45	$6.91	$5.80
Diluted weighted average number of shares outstanding	31.362	31.700	31.454	31.742
Dividends declared per share	$0.20	$0.17	$0.37	$0.32
(1) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1
ACUITY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended
	February 28, 2026	February 28, 2025
Cash flows from operating activities:
Net income	$217.3	$184.2
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	77.1	52.1
Share-based payment expense	25.6	23.5
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	15.9	36.0
Inventories	11.3	7.6
Prepayments and other current assets	(23.8)	(26.4)
Accounts payable	(94.2)	(11.0)
Other operating activities	0.7	(74.4)
Net cash provided by operating activities	229.9	191.6
Cash flows from investing activities:
Purchases of property, plant, and equipment	(41.8)	(28.6)
Acquisition of business, net of cash acquired	—	(1,165.0)
Other investing activities	(0.8)	3.2
Net cash used for investing activities	(42.6)	(1,190.4)
Cash flows from financing activities:
Borrowings from term loan	—	600.0
Repayments of term loan borrowings	(200.0)	—
Repurchases of common stock	(103.0)	(22.6)
Proceeds from stock option exercises and other	2.3	17.0
Payments of taxes withheld on net settlement of equity awards	(28.1)	(23.6)
Dividends paid	(11.6)	(10.0)
Other financing activities	(1.6)	(1.1)
Net cash (used for) provided by financing activities	(342.0)	559.7
Effect of exchange rate changes on cash and cash equivalents	4.7	(8.8)
Net change in cash and cash equivalents	(150.0)	(447.9)
Cash and cash equivalents at beginning of period	422.5	845.8
Cash and cash equivalents at end of period	$272.5	$397.9

Press Release Exhibit 99.1
ACUITY INC.
DISAGGREGATED NET SALES
(In millions)

The following tables show net sales by channel for the periods presented:

	Three Months Ended
	February 28, 2026	February 28, 2025	Increase (Decrease)	Percent Change
Acuity Brands Lighting:
Independent sales network	$616.7	$615.2	$1.5	0.2%
Direct sales network	70.6	97.4	(26.8)	(27.5)%
Retail sales	40.3	41.0	(0.7)	(1.7)%
Corporate accounts	40.7	35.6	5.1	14.3%
Original equipment manufacturer and other	49.1	51.4	(2.3)	(4.5)%
Total Acuity Brands Lighting	817.4	840.6	(23.2)	(2.8)%
Acuity Intelligent Spaces	248.1	171.5	76.6	44.7%
Eliminations	(9.8)	(5.8)	(4.0)	69.0%
Total	$1,055.7	$1,006.3	$49.4	4.9%

	Six Months Ended
	February 28, 2026	February 28, 2025	Increase (Decrease)	Percent Change
Acuity Brands Lighting:
Independent sales network	$1,283.0	$1,259.1	$23.9	1.9%
Direct sales network	161.0	204.6	(43.6)	(21.3)%
Retail sales	87.1	85.9	1.2	1.4%
Corporate accounts	80.6	68.3	12.3	18.0%
Original equipment manufacturer and other	100.8	108.7	(7.9)	(7.3)%
Total Acuity Brands Lighting	1,712.5	1,726.6	(14.1)	(0.8)%
Acuity Intelligent Spaces	505.5	245.0	260.5	106.3%
Eliminations	(18.6)	(13.7)	(4.9)	35.8%
Total	$2,199.4	$1,957.9	$241.5	12.3%

Press Release Exhibit 99.1
ACUITY INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures for total Company as well as our reportable operating segments (in millions except per share data):

	Three Months Ended
	February 28, 2026		February 28, 2025		Increase (Decrease)	Percent Change
Net sales	$1,055.7		$1,006.3		$49.4	4.9%

Gross profit (GAAP)	$520.4		$468.0		$52.4	11.2%
Percent of net sales		49.3%		46.5%	280	bps
Add-back: Acquired profit in inventory	—		10.4
Adjusted gross profit (Non-GAAP)	$520.4		$478.4		$42.0	8.8%
Percent of net sales		49.3%		47.5%	180	bps

Operating profit (GAAP)	$133.0		$110.2		$22.8	20.7%
Percent of net sales (GAAP)		12.6%		11.0%	160	bps
Add-back: Amortization of acquired intangible assets	24.0		16.8
Add-back: Share-based payment expense	13.1		11.4
Add-back: Acquisition-related costs (1)	—		14.1
Add-back: Acquired profit in inventory	—		10.4
Add-back: Special charges	5.9		—
Adjusted operating profit (Non-GAAP)	$176.0		$162.9		$13.1	8.0%
Percent of net sales (Non-GAAP)		16.7%		16.2%	50	bps

Net income (GAAP)	$96.8		$77.5		$19.3	24.9%
Add-back: Amortization of acquired intangible assets	24.0		16.8
Add-back: Share-based payment expense	13.1		11.4
Add-back: Acquisition-related costs (1)	—		14.1
Add-back: Acquired profit in inventory	—		10.4
Add-back: Special charges	5.9		—
Total pre-tax adjustments to net income	43.0		52.7
Income tax effects	(9.9)		(12.1)
Adjusted net income (Non-GAAP)	$129.9		$118.1		$11.8	10.0%

Diluted earnings per share (GAAP)	$3.09		$2.45		$0.64	26.1%
Adjusted diluted earnings per share (Non-GAAP)	$4.14		$3.73		$0.41	11.0%

Net income (GAAP)	$96.8		$77.5		$19.3	24.9%
Percent of net sales (GAAP)		9.2%		7.7%	150	bps
Interest expense, net	7.0		6.9
Income tax expense	26.1		24.8
Depreciation	14.8		13.7
Amortization of acquired intangible assets	24.0		16.8
EBITDA (Non-GAAP)	168.7		139.7		29.0	20.8%
Percent of net sales (Non-GAAP)		16.0%		13.9%	210	bps
Share-based payment expense	13.1		11.4
Acquisition-related costs (1)	—		14.1
Acquired profit in inventory	—		10.4
Miscellaneous expense, net	3.1		1.0
Special charges	5.9		—
Adjusted EBITDA (Non-GAAP)	$190.8		$176.6		$14.2	8.0%
Percent of net sales (Non-GAAP)		18.1%		17.5%	60	bps
(1) Acquisition-related items include professional fees.

Press Release Exhibit 99.1

	Three Months Ended
Acuity Brands Lighting	February 28, 2026	February 28, 2025	Increase (Decrease)	Percent Change
Net sales	$817.4	$840.6	$(23.2)	(2.8)%

Gross profit (GAAP)	$373.8	$378.0	$(4.2)	(1.1)%
Gross profit margin (GAAP)	45.7%	45.0%	70	bps

Operating profit (GAAP)	$125.1	$130.3	$(5.2)	(4.0)%
Add-back: Amortization of acquired intangible assets	6.9	6.8
Add-back: Share-based payment expense	3.9	4.2
Add-back: Special charges	5.9	—
Adjusted operating profit (Non-GAAP)	$141.8	$141.3	$0.5	0.4%

Operating profit margin (GAAP)	15.3%	15.5%	(20)	bps
Adjusted operating profit margin (Non-GAAP)	17.3%	16.8%	50	bps

	Three Months Ended
Acuity Intelligent Spaces	February 28, 2026	February 28, 2025	Increase (Decrease)	Percent Change
Net sales	$248.1	$171.5	$76.6	44.7%

Gross profit (GAAP)	$146.6	$90.0	$56.6	62.9%
Add-back: Acquired profit in inventory	—	10.4
Adjusted gross profit (Non-GAAP)	$146.6	$100.4	$46.2	46.0%

Gross profit margin (GAAP)	59.1%	52.5%	660	bps
Adjusted gross profit margin (Non-GAAP)	59.1%	58.5%	60	bps

Operating profit (GAAP)	$28.3	$9.9	$18.4	185.9%
Add-back: Amortization of acquired intangible assets	17.1	10.0
Add-back: Share-based payment expense	2.6	1.7
Add-back: Acquired profit in inventory	—	10.4
Adjusted operating profit (Non-GAAP)	$48.0	$32.0	$16.0	50.0%

Operating profit margin (GAAP)	11.4%	5.8%	560	bps
Adjusted operating profit margin (Non-GAAP)	19.3%	18.7%	60	bps

Press Release Exhibit 99.1

(In millions, except per share data)	Six Months Ended
	February 28, 2026		February 28, 2025		Increase (Decrease)	Percent Change
Net sales	$2,199.4		$1,957.9		$241.5	12.3%

Gross profit (GAAP)	$1,074.2		$917.3		$156.9	17.1%
Percent of net sales (GAAP)		48.8%		46.9%	190	bps
Add-back: Acquired profit in inventory	—		10.4
Adjusted gross profit (Non-GAAP)	$1,074.2		$927.7		$146.5	15.8%
Percent of net sales (Non-GAAP)		48.8%		47.4%	140	bps

Operating profit (GAAP)	$293.4		$243.5		$49.9	20.5%
Percent of net sales (GAAP)		13.3%		12.4%	90	bps
Add-back: Amortization of acquired intangible assets	47.4		25.5
Add-back: Share-based payment expense	25.6		23.5
Add-back: Acquisition-related costs (1)	—		18.7
Add-back: Acquired profit in inventory	—		10.4
Add-back: Special charges	5.9		—
Adjusted operating profit (Non-GAAP)	$372.3		$321.6		$50.7	15.8%
Percent of net sales (Non-GAAP)		16.9%		16.4%	50	bps

Net income (GAAP)	$217.3		$184.2		$33.1	18.0%
Add-back: Amortization of acquired intangible asset	47.4		25.5
Add-back: Share-based payment expense	25.6		23.5
Add-back: Acquisition-related costs (1)	—		18.7
Add-back: Acquired profit in inventory	—		10.4
Add-back: Special charges	5.9		—
Total pre-tax adjustments to net income	78.9		78.1
Income tax effect	(18.2)		(17.9)
Adjusted net income (Non-GAAP)	$278.0		$244.4		$33.6	13.7%

Diluted earnings per share (GAAP)	$6.91		$5.80		$1.11	19.1%
Adjusted diluted earnings per share (Non-GAAP)	$8.84		$7.70		$1.14	14.8%

Net income (GAAP)	$217.3		$184.2		$33.1	18.0%
Percent of net sales (GAAP)		9.9%		9.4%	50	bps
Interest expense, net	15.4		2.9
Income tax expense	58.2		52.9
Depreciation	29.7		26.6
Amortization	47.4		25.5
EBITDA (Non-GAAP)	368.0		292.1		75.9	26.0%
Percent of net sales (Non-GAAP)		16.7%		14.9%	180	bps
Share-based payment expense	25.6		23.5
Miscellaneous expense, net	2.5		3.5
Special charges	5.9		—
Acquisition-related costs (1)	—		18.7
Acquired profit in inventory	—		10.4
Adjusted EBITDA (Non-GAAP)	$402.0		$348.2		$53.8	15.5%
Percent of net sales (Non-GAAP)		18.3%		17.8%	50	bps
(1) Acquisition-related items include professional fees.

Press Release Exhibit 99.1

	Six Months Ended
Acuity Brands Lighting	February 28, 2026	February 28, 2025	Increase (Decrease)	Percent Change
Net sales	$1,712.5	$1,726.6	$(14.1)	(0.8)%

Gross profit (GAAP)	$774.4	$784.4	$(10.0)	(1.3)%
Gross profit margin (GAAP)	45.2%	45.4%	(20)	bps

Operating profit (GAAP)	$274.1	$273.6	$0.5	0.2%
Add-back: Amortization of acquired intangible assets	13.1	12.7
Add-back: Share-based payment expense	8.5	8.5
Add-back: Special charges	5.9	—
Adjusted operating profit (Non-GAAP)	$301.6	$294.8	$6.8	2.3%

Operating profit margin (GAAP)	16.0%	15.8%	20	bps
Adjusted operating profit margin (Non-GAAP)	17.6%	17.1%	50	bps

	Six Months Ended
Acuity Intelligent Spaces	February 28, 2026	February 28, 2025	Increase (Decrease)	Percent Change
Net sales	$505.5	$245.0	$260.5	106.3%

Gross profit (GAAP)	$299.8	$132.9	$166.9	125.6%
Add-back: Acquired profit in inventory	—	10.4
Adjusted gross profit (Non-GAAP)	$299.8	$143.3	$156.5	109.2%

Gross profit margin (GAAP)	59.3%	54.2%	510	bps
Adjusted gross profit margin (Non-GAAP)	59.3%	58.5%	80	bps

Operating profit (GAAP)	$65.3	$20.7	$44.6	215.5%
Add-back: Amortization of acquired intangible assets	34.3	12.8
Add-back: Share-based payment expense	5.0	3.5
Add-back: Acquired profit in inventory	—	10.4
Adjusted operating profit (Non-GAAP)	$104.6	$47.4	$57.2	120.7%

Operating profit margin (GAAP)	12.9%	8.4%	450	bps
Adjusted operating profit margin (Non-GAAP)	20.7%	19.3%	140	bps

	Six Months Ended
	February 28, 2026	February 28, 2025	Increase (Decrease)	Percent Change
Net cash provided by operating activities (GAAP)	$229.9	$191.6	$38.3	20.0%
Less: Purchases of property, plant, and equipment	(41.8)	(28.6)
Free cash flow (Non-GAAP)	$188.1	$163.0	$25.1	15.4%